UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2015

Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 Great America Parkway, 6th Floor
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)
(b)On August 10, 2015, Douglas Ahrens, the Vice President, Chief Financial Officer (“CFO”) and principal financial and accounting officer of Applied Micro Circuits Corporation (the “Company”), gave notice to the Company that he intends to resign his employment in order to pursue another career opportunity with a privately-held company in the software industry. Mr. Ahrens’ last day as an officer and employee of the Company is expected to be August 21. 2015. Mr. Ahrens’ acceptance of a new position at another company and his resignation were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) and (e)
(a)On August 13, 2015, the Company retained Karen M. Rogge, President of RYN Group, LLC, a Silicon Valley provider of interim CFO and strategic advisory services to technology companies, as interim CFO. Commencing August 24, 2015, Ms. Rogge will serve as the Company’s interim CFO, vice president and principal financial and accounting officer, until such time as the Company completes its on-going search for a successor to those positions. The Company has retained a search firm and has begun the process of identifying qualified candidates.
(b)Ms. Rogge, age 60, has been President of RYN Group, LLC since its founding in October 2010. Previously, Ms. Rogge served as senior vice president and CFO at Extreme Networks, Inc., a network equipment company, from April 2007 to July 2009. Prior to that Ms. Rogge was the vice president of corporate finance, treasurer and principal accounting officer of Seagate Technology from January 2004 to November 2006. Earlier in her career, she held executive financial, operations and general management positions at Inktomi Corporation and Hewlett Packard Company. Ms. Rogge holds a M.B.A. from Santa Clara University, Leavey School of Business, and a B.S. in Business Administration from California State University, Fresno.
(c)In connection with Ms. Rogge’s becoming the Company’s interim CFO, vice president and principal financial and accounting officer, she and the Company entered into an employment letter agreement, pursuant to which Ms. Rogge will be paid compensation at the rate of $45,000 per month and be eligible to receive certain employee benefits. Given the temporary nature of her employment, she will not participate in any of the Company’s bonus or severance programs or be eligible to receive paid vacation benefits. In addition, Ms. Rogge will receive an equity grant of 15,000 restricted stock units under the Company’s 2011 Equity Incentive Plan, which RSUs will vest ratably upon the completion of specified performance milestones. In connection with her officer appointment, Ms. Rogge and the Company will also enter into an indemnification agreement in the Company’s standard form for directors and officers. This form was filed with the SEC as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-37609).
(d)A copy of the press release announcing Mr. Ahrens’ resignation and Ms. Rogge’s appointment as described above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated August 14, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: August 14, 2015	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1    Press release dated August 14, 2015.